                                                                   EXHIBIT 10(d)

                             FIRST AMENDMENT TO THE
                   EXECUTIVE COMPENSATION ADJUSTMENT AGREEMENT

                               (Charles H. Cotros)


         THIS AMENDMENT by Sysco Corporation ("Sysco") and Charles H. Cotros ("Officer")

                                   WITNESSETH:

         WHEREAS, Sysco and the Officer have executed an agreement entitled "Executive Compensation Adjustment Agreement" ("Agreement") on October 21, 1999; and

         WHEREAS, pursuant to paragraph 13 of the Agreement, Sysco and the Officer may amend the terms of the Agreement by an instrument in writing signed by them; and

         WHEREAS, Sysco and the Officer desire to amend the Agreement to correct the actuarial error and to make other changes;

         NOW, THEREFORE, pursuant to the provisions of paragraph 13 of the Agreement, Sysco and the Officer hereby completely amend and restate paragraph 3 of the Agreement effective October 21, 1999, as follows:

                  "3. Partial Waiver of SERP Benefits. Subject to the conditions of paragraph 4, as a requirement for participation in the Split Dollar Plan, Officer hereby irrevocably waives, renounces, and forfeits $19,374.30 of the monthly SERP retirement benefit for the Officer in the form of an age 65, ten-year certain and life annuity as calculated under Article 4.1 of the SERP. This forfeited amount will be adjusted for the form and time of payment as specified under Article 4.2 of the SERP. In the event benefits commence prior to age 65, the offset for this forfeited benefit will not occur until age 65 and appropriate adjustments would be made to the forfeited amount to reflect the remaining certain period. In calculating the death benefit under
         Article 5 of the SERP, the commuted lump sum values referenced in
         Article 5 will be reduced by the commuted lump sum value of the monthly retirement benefit forfeited above."

         IN WITNESS WHEREOF, Sysco and the Officer have executed this Amendment this 1st day of September, 2000.

                                          SYSCO CORPORATION


                                          By: /s/ Michael C. Nichols
                                              ----------------------------------
                                              Michael C. Nichols
                                              Vice President and General Counsel


                                          By: /s/ Charles H. Cotros
                                              ----------------------------------
                                              Charles H. Cotros, Officer


         The Officer's wife is fully aware, understands, and fully consents and agrees to the provisions of this Amendment including its binding effect upon any community property interest she may have in the SERP benefits irrevocably waived, renounced, and forfeited by the Officer and any economic benefits realized under the Split Dollar Agreement. Such awareness, understanding, consent and agreement is evidenced by signing this Amendment.

                                          By: /s/ Constance Cotros
                                              ----------------------------------
                                              Constance Cotros